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EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


          -    Image Sciences, Inc.
               Texas
               100% owned


          -    FormMaker Software, Inc.
               Georgia
               100% owned


          -    EZPower Systems, Inc.
               Delaware
               100% owned


          -    Maitland Software, Inc.
               Maine
               100% owned


          -    Docucorp Europe Ltd
               London, England
               100% owned


          -    Newbridge Information Services, Inc.
               (as of September 24, 2004)
               Texas
               100% owned


          -    Matrix Digital Technologies, Inc.
               (as of September 24, 2004)
               Texas
               100% owned


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